Exhibit 99.1

[For Immediate Release]

CHOICE HOTELS INTERNATIONAL PROVIDES COVID-19

BUSINESS UPDATE

ROCKVILLE, Md. (April 8, 2020) – Choice Hotels International, Inc. (NYSE: CHH), one of the world’s largest lodging franchisors, today provided an update on the impact of the coronavirus (COVID-19) pandemic on its business.

“Today, as it has been for more than 80 years, our primary focus remains on the health and well-being of our guests, franchisees and associates. The resolve of our associates and franchise owners, who are helping health care workers, first responders and critical infrastructure travelers with lodging during this trying period, is remarkable,” said Patrick Pacious, president and chief executive officer, Choice Hotels.

“Given the broad-based uncertainty of the current environment, we have taken decisive actions over the past several weeks to position the company for changing market dynamics and enhanced our financial flexibility to sustain the long-term health of the business. We are confident in our ability to weather this storm, while supporting our franchisees as they navigate uncharted waters. Choice Hotels has been through challenging times before and, each time, the company has always emerged stronger given its long-term focus, proven brands, high-caliber associates and broad franchisee base.”

Balance Sheet, Liquidity and Mitigation Plans

In recent weeks, the company has adopted mitigation efforts to alleviate the impact of the COVID-19 pandemic on the business. These efforts include improving its cash position, bolstering liquidity and reducing discretionary costs.

The company continues to benefit from its primarily franchise-only business model, which has historically provided a relatively stable earnings stream and low capital expenditure requirements. In addition, the company has $489 million in cash and available borrowing capacity through its revolving credit facility and has additional available options to increase capacity, if needed. As a result, the company expects to withstand the impacts of COVID-19 on its business.

In addition, management and the Board of Directors have taken steps to adjust the company’s cost structure and increase its financial flexibility, which include, but are not limited to, the following actions:

•	Reduced the compensation of the Board of Directors, chief executive officer, and other executive officers for the remainder of 2020.

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Implemented a hiring freeze except with respect to certain critical positions, suspended associates’ 401(k) match and implemented a temporary furlough for certain positions in Europe, where government-mandated and other closures have been more prevalent.

•	Eliminated, reduced or deferred non-essential expenditures, discretionary capital expenditures and investments.

•	Suspended the company’s share repurchase plan.

•	Determined to suspend future, undeclared dividends for the remainder of 2020.

Business Update – Franchisee and Guest Support

The company has taken several measures to support its franchisees and guests during this challenging time. The measures to date include but are not limited to the following:

•	Implemented fee-deferral programs for domestic and international franchisees.

•	Suspended one-time finance charges, reputation management fees and guest relations handling fees.

•	Paused quality assurance reviews, extended capital-intensive brand deadlines and created more flexible brand standard options in line with the current operating environment.

•	Successfully advocated to expand the amount of and eligibility requirements for government relief SBA programs and other CARES Act benefits to help franchisees retain employees and service their debt.

•	Established a proactive, ongoing multi-channel franchisee outreach and education program that is actively helping thousands of hotel owners access this newly available capital.

The company also revised its guest cancellation policy to provide travelers greater flexibility during these challenging times and deferred the expiration of loyalty points. Members of the company’s Choice Privileges loyalty program can donate points towards the American Red Cross’ COVID-19 relief efforts and the International Franchise Association’s Franchising Gives Back Program, which provides support to small businesses and local non-profits across the nation.

March Performance

Domestic occupancy levels were below 50% for the month of March and softened in the last ten days of the month to trend in a range between 26% and 33% daily occupancy. These occupancy trends have continued in early April with over 90% of the company’s domestic branded hotels continuing to operate at this time.

Choice Hotels is seeking to drive business to the franchised hotels in its system across a wide variety of industries and government and emergency-management agencies. Many of the company’s franchisees have committed their rooms inventory at discounted rates, or on a complimentary basis, to support their communities in dealing with the effects of the pandemic, opening their hotels for hospital overflows and providing temporary housing for first responders, the National Guard, healthcare workers, critical infrastructure workers and others in dire need. In addition, Choice Hotels is working with its philanthropic partner, Operation Homefront, to provide complimentary lodging to service members and their families who have been displaced from their current housing.

The majority of the company’s domestic hotels are in small towns, suburban and interstate locations and have experienced less severe occupancy declines related to COVID-19 than hotels in urban centers or resorts. Choice Hotels’ brands have been performing ahead of the upper-midscale, midscale and economy chain scales, and the company’s hotels have experienced relatively stronger same-store RevPAR share gains versus their local competition for the past five weeks.

Given the uncertainty as to the potential duration of the crisis and its severity, the company does not expect material improvement until there is a sense that the spread of the virus has been contained, shelter-in-place orders have been lifted and economic forecasts begin to improve. Once the industry begins to recover, the company believes it will benefit from the expected faster rebound of leisure demand as a result of its higher share of leisure travel mix relative to competitors. Choice Hotels’ properties are well distributed in drive-to markets, which many expect will lead in the demand recovery.

While the company believes that the long-term fundamentals of the business remain strong, it will continue to adjust business contingency plans as the COVID-19 crisis evolves. The company continues to monitor the situation closely and intends to provide further commentary during the first quarter 2020 earnings call.

About Choice Hotels

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, providing business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, including occupancy and open hotels, the company’s ability to benefit from any rebound in leisure demand, our liquidity, our ability to assist franchisees through relief or other financial measures, our ability to minimize or manage disruptions posed by COVID-19, our ability to achieve cost savings and reduce discretionary spending and investments, and the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements are based on currently available information and assumptions do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation or worsening of the COVID-19 pandemic, including quarantines or other travel restrictions; changes in consumer demand; the impact of COVID-19 on the global hospitality industry, particularly in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic, and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future global outbreaks of pandemics or contagious diseases or fear of such outbreaks; foreign currency fluctuations; operating risks common in the lodging and franchising industries; impairments or declines in value of the company’s assets; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; exposure to risks related to our hotel-development, ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; and our ability to manage our indebtedness and secure new indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance

Allie Summers, Director, Investor Relations

IR@choicehotels.com

© 2020 Choice Hotels International, Inc. All rights reserved.